Exhibit 99.1

Kiwa Bio-Tech Products Group Corp. acquired Hong Kong Baina Group Co., Ltd.

CLAREMONT, Calif., Nov 30, 2015 (Globenewswire) – The board of directors of Kiwa Bio-Tech Products Group Corporation (OTCBB: KWBT) signed an acquisition agreement with Hong Kong Baina Group Co., Ltd. (hereinafter referred to as Baina Hong Kong) to acquire Baina Hong Kong and Oriental Baina Co. Ltd. (hereinafter referred to as Baina Beijing), its wholly-owned subsidiary company in Beijing, China, in order to expand Kiwa’s bio-fertilizer production base and build Kiwa standardized ecologically-safe agricultural industry chain in China and also utilize the special trade and tax preferential favorable policies such as “Closer Economic Partnership Arrangement” (CEPA) between China and Hong Kong. When this acquisition is completed, Kiwa will rename Baina Beijing as Kiwa Baiao Co. Ltd. to replace Kiwa’s current subsidiary company in China - Kiwa Bio-Tech (Shandong) Co., Ltd (hereinafter referred to as Kiwa Shandong) - to operate Kiwa’s bio-fertilizer market expansion and become Kiwa’s platform for future acquisitions of new agricultural-related projects in China.

In a period, due to various reasons such as the change of the nature of land use of Kiwa (Shandong) made by local government in Shandong Province, the Company can no longer play the role to carry out the new development strategy. In order for Kiwa to grasp strategic opportunity under the circumstance of general development of China’s ecological agriculture at present, according to the board decision, Baina Hong Kong and its wholly-owned subsidiary Baina Beijing are acquired with cost-efficient price in order to complete the platform framework that Kiwa requires for future development in the Chinese market, and remove obstacles on the road for operation and development in China.

Jimmy Zhou, CEO of Kiwa stated, “We predict the acquisition process will be completed by middle of December, 2015 and will fulfill Kiwa’s kickoff in 2016. After improving our lawful framework in China, Kiwa will have a long-term foothold in the Chinese market with vibrant and steady booms in our business.”

About Kiwa Bio-Tech Products Group Corporation

We develop, manufacture, distribute and market innovative, cost-effective and eco-friendly bio-technological products for agriculture. Our main product groups are bio-fertilizer, biologically enhanced livestock feed. Our products are designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes. Our businesses include bio-fertilizer and bio-enhanced feed.

Kiwa’s new strategy is to implement top-vision planning for marketing Kiwa’s current bio-fertilizer products, along with the construction of a “green agriculture” safe food platform in China. Our goal is to build market trust in our Kiwa brand, gradually entering China’s trillion dollar “green” agricultural produce market.

For more information on Kiwa and its products, please refer to the website at www.kiwabiotech.com or the Company filings with the United States Security and Exchange Commission, available for free at www.sec.gov

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described by the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

CONTACT:   Kiwa Bio-Tech Products Group Corporation

        Yvonne Wang

        (626) 715-5855

        yvonne@kiwabiotech.com